United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 17, 2020

Date of Report (Date of earliest event reported)

Tottenham Acquisition I Limited

(Exact Name of Registrant as Specified in its Charter)

British Virgin Islands	001-38614	n/a
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Unit 902, Lucky Building 39-41 Wellington Street Central, Hong Kong	n/a
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: +852 3998 4852

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Ordinary Share, par value $.0001 per share, one Redeemable Warrant to acquire one-half of one Ordinary Share, and one Right to acquire one-tenth (1/10) of an Ordinary Share	TOTAU	NASDAQ Capital Market
Ordinary Shares	TOTA	NASDAQ Capital Market
Warrants	TOTAW	NASDAQ Capital Market
Rights	TOTAR	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 17, 2020, Tottenham Acquisition I Limited (the “Company”) received a letter from the Nasdaq Stock Market LLC (“Nasdaq”), which stated that the Company no longer complies with Nasdaq’s continued listing rules due to the Company not maintaining a minimum of 300 public holders for continued listing, as required pursuant to rule 5550(a)(3). In accordance with Nasdaq Rule 5810(c)(2)(G), the Company has 45 calendar days to submit a plan to regain compliance and, if Nasdaq accepts the plan, Nasdaq can grant the Company an exception of up to 180 calendar days from the date of this letter, or until March 16, 2021, to regain compliance. The Company plans to submit a compliance plan within the specified period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 21, 2020

TOTTENHAM ACQUISITION I LIMITED

By:	Jason Ma
Name: Jason Ma
Title: Chief Executive Officer

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